Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statement (Form S-3 No. 333-223730) of Hilton Worldwide Holdings Inc.,
2)Registration Statement (Form S-8 No. 333-192772) pertaining to the 2013 Omnibus Incentive Plan of Hilton Worldwide Holdings Inc.,
3)Registration Statement (Form S-8 No. 333-218210) pertaining to the Hilton 2017 Omnibus Incentive Plan of Hilton Worldwide Holdings Inc., and
4)Registration Statement (Form S-8 No. 333-233860) pertaining to the Hilton 2019 Employee Stock Purchase Plan of Hilton Worldwide Holdings Inc.;

of our reports dated February 17, 2021, with respect to the consolidated financial statements of Hilton Worldwide Holdings Inc. and the effectiveness of internal control over financial reporting of Hilton Worldwide Holdings Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Tysons, Virginia
February 17, 2021